UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 30, 2015

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
Purchase Agreement

On November 30, 2015, TRC Companies, Inc. (the “Company”) entered into an Amended and Restated Securities Purchase Agreement dated as of such date (the “Purchase Agreement”), by and among TRC Solutions, Inc., as purchaser (the “Purchaser”), the Company, Willbros United States Holdings, Inc., as seller (the “Seller”), and Willbros Group, Inc. (“Willbros”). Pursuant to the Purchase Agreement, the Seller has agreed to sell all of the Willbros Professional Services segment to TRC Solutions, Inc. for $130 million of cash, subject to working capital and other adjustments. The transactions contemplated by the Purchase Agreement closed on November 30, 2015.

The Amended and Restated Securities Purchase Agreement amended and restated a Securities Purchase Agreement entered into among the Purchaser, the Company, the Seller and Willbros on October 3, 2015, which the Company reported on Form 8-K filed on October 6, 2015. The amendments include (1) revision of the post-closing net working capital adjustment thresholds and (2) the holdback of $7.5 million from the purchase price delivered at closing until Willbros effects the novation of a customer contract from one of the subsidiaries sold in the transaction to Willbros (or obtains written approval of a subcontract of all the work that is the subject of such contract) and obtaining certain consents; but if such novation, subcontract or consents are not approved by March 15, 2016, the Purchaser shall pay the holdback amount to the Seller on such date.

Pursuant to the Purchase Agreement, the Company has guaranteed the obligations of the Puchaser thereunder, including certain indemnification obligations. The Purchase Agreement contains customary representations, warranties, covenants and indemnities of the parties to the agreement.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about the Company, the Purchaser or any of their subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other filings that the Company makes with the Securities and Exchange Commission.

In addition, on November 30, 2015, the Company issued a news release announcing it had completed the acquisition of the Professional Services business segment of Willbros Group (NYSE: WG) for $130 million in an all-cash transaction. A copy of the news release is attached hereto as Exhibit 99.1 to this report which is incorporated herein by reference.

Credit Agreement

On November 30, 2015, in connection with its acquisition of Willbros Professional Services, the Company entered into a five-year credit agreement (the “Credit Agreement”) with Citizens Bank, N.A. as lender, LC issuer, administrative agent, sole lead arranger, and sole book runner; BMO Harris Bank, N.A. as lender, LC issuer and syndication agent; KeyBank, N.A. as lender and document agent, and five other banks as lenders . The Credit Agreement provides the Company with an aggregate borrowing capacity of $175 million, consisting of a $100 million five-year secured revolving credit facility (“Revolving Facility”) with a sublimit of $15 million available for the issuance of letters of credit, as well as a five-year secured $75 million term loan (“Term Loan”). The Credit Agreement replaces the Company’s existing credit facility with Citizens Bank, N.A. (the “Prior Credit Agreement”).

The proceeds of the Term Loan, together with cash on hand and proceeds from borrowing under the Revolving Facility, were used to pay the purchase price for Willbros Professional Services and to fund transaction costs incurred in connection with the Willbros Professional Services acquisition. The Revolving Facility will also be available for working capital and general corporate purposes as provided under the Credit Agreement. The Revolving Facility includes borrowing capacity for letters of credit and for borrowings on same-day notice, referred to as “swingline loans.” Borrowings under the Revolving Facility are subject to the satisfaction of customary conditions, including absence of defaults and accuracy of representations and warranties. The Company may request an increase in the amount of the Credit Agreement up to an additional $75 million, which may be through additional term or revolving loans.

Borrowings outstanding under the Revolving Facility will mature on November 30, 2020. The Term Loan amortizes in quarterly installments payable on the last day of each March, June, September, and December, commencing on March 31, 2016 in amounts equal to 1.875% of the term loan made or outstanding, with the balance payable on the Term Loan Maturity Date. In addition, the Company is required, subject to certain exceptions, to make payments on the Term Loan (a) based on a stated percentage of excess cash flow, either 50% or 0% depending on whether the the Company's consolidated leverage ratio is above or below 2 times adjusted EBITDA as defined in the Credit Agreement (b) in an amount of 100% of net cash proceeds from asset sales subject to certain reinvestment rights, (c) in an amount of 100% of net cash proceeds of any issuance of debt other than debt permitted to be incurred under the Credit Agreement, and (d) in an amount of 100% of net cash proceeds from events of loss subject to certain reinvestment rights. The borrowings under the Credit Agreement may be reduced, in whole or in part, without premium or penalty.

Amounts outstanding under the Credit Agreement bear interest at the Base Rate (as defined, generally the prime rate) plus a margin of 0.50% to 1.25%, or at the Eurodollar Rate (as defined, generally the Libor rate) plus a margin of 1.50% to 2.25%, based on the Company's Leverage Ratio (as defined). In addition to these borrowing rates, there is a commitment fee which ranges from 0.20% to 0.375% on any unused commitments. The applicable fees for issuance of letters of credit under the Revolving Facility is a range of 0.50% to 2.25%.

The Company’s obligations under the Credit Agreement are secured by a pledge of substantially all of its assets and guaranteed by its principal operating subsidiaries. The Credit Agreement also contains cross-default provisions which become effective if the Company defaults on other indebtedness.

The Credit Agreement contains various customary restrictive covenants that limit our ability to, among other things: incur additional indebtedness including guarantees; enter into sale/leaseback transactions; make investments, loans or acquisitions; grant or incur liens on our assets; sell our assets; engage in mergers, consolidations, liquidations or dissolutions; engage in transactions with affiliates; and make restricted payments. Under the Credit Agreement the Company is required to maintain a fixed charge coverage ratio of no less than 1.25 to 1.00 and to not permit its leverage ratio to exceed 3.00 to 1.00.

On November 30, 2015 the Company borrowed $102 million under the Credit Agreement to partially fund the aforementioned Willbros Professional Services acquisition. The borrowing was comprised of a full borrowing of the $75 million term loan and a $27 million borrowing under the Revolving Facility. A copy of the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.15 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Credit Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Credit Agreement.

Item 1.02.     Termination of a Material Definitive Agreement.
In connection with and at the time TRC entered into the Credit Agreement on November 30, 2015, the Prior Credit Agreement, scheduled to expire April 16, 2018, was terminated. There were no amounts outstanding under the Prior Credit Agreement at the time of termination, and no termination penalties were paid as a result of the termination.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On November 30, 2015, the transactions contemplated by the Purchase Agreement were consummated, and the Purchaser acquired all of the Willbros Professional Services segment from the Seller. The discussion of the Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Credit Agreement information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
In accordance with paragraph 9.01(a)(4) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the financial statements required in Item 9.01(a) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed with the United States Securities and Exchange Commission in connection with the acquisition of Willbros Professional Services.

(b)	Pro forma financial information.
In accordance with paragraph 9.01(b)(2) of Form 8-K, the Company will file an amendment to this Current Report on Form 8-K containing the pro forma financial information required in Item 9.01(b) within the required 71 calendar days from the date that the initial report on Form 8-K was required to be filed with the United States Securities and Exchange Commission in connection with the acquisition of Willbros Professional Services.

(d)	Exhibits.

2.1
Amended and Restated Securities Purchase Agreement dated as of November 30, 2015, by and among TRC Solutions, Inc., as purchaser, TRC Companies, Inc., Willbros United States Holdings, Inc., as seller, and Willbros Group, Inc.

10.15	Credit Agreement, dated as of November 30, 2015, by and among TRC Companies, Inc., certain of its subsidiaries and Citizens Bank N.A.

99.1	News release titled "TRC Completes Acquisition of Willbros Professional Services."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2015            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

2.1
Amended and Restated Securities Purchase Agreement dated as of November 30, 2015, by and among TRC Solutions, Inc., as purchaser, TRC Companies, Inc., Willbros United States Holdings, Inc., as seller, and Willbros Group, Inc.

10.15	Credit Agreement, dated as of November 30, 2015, by and among TRC Companies, Inc., certain of its subsidiaries and Citizens Bank N.A.

99.1	News release titled "TRC Completes Acquisition of Willbros Professional Services."